                                                            Exhibit 10.1
INDUSTRIAL NET
LEASE AGREEMENT

THIS LEASE is executed this 16th day of April, 2010, by and between JEFFERSON MILL

PROJECT I LLC, a Georgia limited liability company ("Landlord"), and SYX DISTRIBUTION INC. ("Tenant").

WITNESSETH:

ARTICLE 1 - LEASE OF PREMISES
Section 1.01. Basic Lease Provisions and Definitions. Certain fundamental terms of the Lease and definitions used in the Lease are set forth below for convenience of reference and are hereafter referred to as the "Basic Lease Provisions". Other provisions of the Lease shall prevail over the Basic Lease Provisions in the event of any inconsistency.

A.
Leased Premises: Shown outlined and more particularly described on Exhibit "A" attached hereto and incorporated herein (the "Site Plan"). The purpose of the Site Plan attached is to show the general configuration of the Park (as defined below) and the approximate location of the Building (as defined below), exclusive parking areas, and the Leased Premises. The address of the Leased Premises is 235 Hog Mountain Road, Jefferson, Georgia.

B.	Building: "Building" shall mean the building structure located or to be constructed on the Leased

Premises as shown on the Site Plan.

C.
Park: "Park" shall mean that certain industrial park known as Jefferson Mill Industrial Park, which includes, without limitation, the Building and the Leased Premises, and is shown on the Site Plan attached hereto as Exhibit "A-1" and is, by this reference, incorporated herein.

D.
Rentable Area: 459,134 square feet. Landlord used commercially reasonable standards, consistently applied, in determining the Rentable Area. Landlord's determination of Rentable Area shall conclusively be deemed correct for all purposes hereunder.

E.	Tenant's Proportionate Share: 100%

F.
Base Rent: "Base Rent" shall consist of the base building rent, established in Lease Year 1 as $3.35 per square foot of Rentable Area for base building rent and increased annually (at 1.5% per annum, for the first 10 Lease Years, and 2.0% per annum, for the next 10 Lease Years), with specific amounts of Base Rent due from Tenant, as follows:

Lease Year	Per Square Foot	Annual Rent	Monthly Installment
Months 1-8	$0	$0	$0
Months 9-12	$3.35		$128,174.91
2	$3.40	$1,561,055.60	$130,087.97
3	$3.45	$1,584,587.94	$132,049.00
4	$3.50	$1,608,356.76	$134,029.73
5	$3.56	$1,642,482.11	$136,040.18
6	$3.61	$1,656,969.34	$138,078.28

7	$3.66	$1,681,823.88	$140,151.99
8	$3.72	$1,707,051.24	$142,254.27
9	$3.77	$1,732,657.01	$144,388.09
10	$3.85	$1,767,310.15	$147,275.85
11	$3.93	$1,802,656.35	$150,221.37
12	$4.00	$1,838,709.48	$153,225.79
13	$4.08	$1,874,483.67	$156,206.98
14	$4.17	$1,912,993.34	$159,416.12
15	$4.25	$1,951,253.21	$162,604.44
16	$4.33	$1,990,278.27	$165,856.53
17	$4.42	$2,030,083.84	$169,173.66
18	$4.51	$2,070,685.51	$172,557.13
19	$4.60	$2,112,099.22	$176,008.27
20	$4.69	$2,154,341.21	$179,528.44

G.	Additional Rent: "Additional Rent" shall mean all items set forth in Section 3.02 below together with any other items due and payable hereunder, whether or not designated as "Additional Rent" herein.

H.	Rent: "Rent" may be used sometimes herein to refer to Base Rent and Additional Rent, collectively.

Tenant's Annual Estimated Share of Taxes: $165,288.00 (360 per square foot of Rentable Area of the Leased Premises, per annum.)

Tenant's Annual Estimated Share of Insurance: None (See Article 9)

K.            Lease Term: Twenty (20) years
Commencement Date: "Commencement Date" shall be on day that Landlord delivers Premises to Tenant with Landlord's Work (as defined in Section 2.02 below) (as Section 2.02 below).
Security Deposit: $ -0-
N.            Rent Deposit: $128,174.91
0.            Guarantor(s): Systemax Inc.
the Leased defined in

P.
Guaranty: The form of Guaranty of Lease attached hereto as Exhibit "G", and by this reference incorporated herein, which Tenant shall cause to be duly executed by Guarantor and delivered with this Lease.

Q.	Broker(s): Cushman & Wakefield of Georgia, Inc. and Weeks-Robinson Properties, Inc.

R. Permitted Use: General office, warehousing, distributing, storage, retail sales, and any other use permitted by local zoning regulations and building codes, and no other purpose whatsoever, except as agreed upon in writing by Landlord.

S.
Default Rate: "Default Rate" shall mean the lesser of (i) the maximum amount of interest permitted by law, or (ii) the greater of (x) the prime rate as reported in the Wall Street Journal plus six percent (6%) per annum, or (y) twelve percent (12%) per annum.

T.	Address for notices:

Landlord:	c/o Cousins Properties Incorporated

191 Peachtree Street
Suite 3600
Atlanta, GA 30303-1740
Attention: Corporate Secretary

With a copy to:

Weeks-Robinson Properties Inc. 3350 Riverwood Parkway
Suite 700
Atlanta, GA 30339
Attn: Forrest Robinson

Tenant: SYX Distribution Inc.
7795 West Flagler Street Miami, Fla.
Attn: Gil Fiorentino

With a copy to:

Systemax Inc.
11 Harbor Park Drive
Port Washington, NY 11050 Attention: General Counsel

Systemax Inc.
11 Harbor Park Drive
Port Washington, NY 11050 Attention: Chief Financial Officer

Farrell Fritz, P.C.
1320 RXR. Plaza
Uniondale, NY 11556-1320 Attn: Peter L. Curry, Esq.

Address for rental and other payments: Exhibits attached hereto: Exhibit "A": Exhibit "A-1": Exhibit "B":	Leased Premises Park Site Plan Scope of Work

Exhibit "B-1": Exhibit "B-1A" Exhibit "B-2": Exhibit "C": Exhibit "D": Exhibit "E": Exhibit "F":

Exhibit "G": Exhibit "II": Exhibit "I":

Work Not Funded by Allowance Clearing Limits
Approved Plans
Commencement Date Certificate Cousins Parcel
Intentionally Omitted
Subordination, Non-Disturbance and Attornment Agreement
Form of Guaranty of Lease
Schedule of Critical Dates
Parcel Restriction Agreement

Section 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises, together with the nonexclusive right to use all common areas, if any, located from time to time in the Park. This Lease creates a usufruct not subject to levy and sale and no estate in or with respect to the Leased Premises or any portion thereof is granted or conveyed hereby.

Section 1.03. Covenants, Conditions and Restrictions. Landlord shall cause the Leased Premises to be withdrawn from the coverage of those certain Covenants, Conditions and Restrictions recorded in Deed Book 50W, Page 775, Jackson County, Georgia real estate records ("CCR's") within three (3) business days after the execution of this Lease Agreement.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The Lease Tenn shall be for the period of time and shall commence on the Commencement Date described in the Basic Lease Provisions. Upon receipt of request from Landlord, Tenant shall execute the Commencement Date Certificate attached hereto as Exhibit "C", acknowledging, among other matters, (i) the Commencement Date of this Lease, (ii) the Expiration Date of this Lease, and (iii) that Tenant has accepted the Leased Premises as of the Commencement Date.

Section 2.02. Construction of Leased Premises. (a) Landlord agrees to obtain all necessary permits and approvals for construction, and to construct the Leased Premises in accordance with the scope of work, and Tenant's Request For Proposals, General Specifications, Outline Specifications and Typical Drawings attached in Exhibit "B" (the "Scope of Work") and plans and construction contract approved by Tenant. Once approved by the parties, such plans shall be referred to herein as the "Approved Plans." The Approved Plans shall be attached or referenced in Exhibit "B-2" attached hereto and incorporated herein. The work set forth on the Scope of Work and Approved Plans may sometimes be referred to herein as "Landlord's Work." Landlord shall deliver the Leased Premises to Tenant upon Substantial Completion of Landlord's Work. Landlord shall use its commercially reasonable efforts to deliver all areas of the warehouse other than the mezzanine and premises beneath the mezzanine by May, 7, 2010, the mezzanine area by June 8, 2010, the office and retail space by July 22, 2010 (each such date being herein referred to as an "Interim Construction Date"), and the remainder of the Leased Premises to Tenant on or before August 1, 2010 (the final delivery of all of the Leased Premises being referred to as the "Delivery Date"). Subject to any delay caused by, through or under Tenant and any delays caused by or arising out of the matters or items described under Section 8.01 and 16.03 of this Lease (collectively, a "Delay"), and predicated on adherence by Tenant to the schedule set forth on Exhibit "H", attached hereto and by this reference incorporated herein, if Landlord does not deliver the portions of the Leased Premises described above by the applicable Interim Construction Date, and Landlord does not cure such failure within ten (10) days after the applicable Interim Construction Date specified for the portion of the Leased Premises set forth above, or if Landlord does not deliver possession of the Leased Premises to Tenant on or before August 1, 2010, Tenant shall receive (2) days of free Base Rent for each day after the applicable Interim Construction Date or Delivery Date (as any such date is extended by any days of Delay), until the applicable portion of the Leased Premises (or all of the Leased Premises, as applicable) are so delivered by Landlord. For example, if Landlord does not deliver the mezzanine area to Tenant until June 15, 2010, then there shall be no additional free Base Rent granted, but if Landlord does not deliver the mezzanine area to Tenant until June 20, 2010, then Tenant shall be entitled to an additional twenty-four (24) days of free Base Rent.

(b) Subject to any Delay, and predicated on adherence by Tenant to the schedule set forth on Exhibit "H'', if Landlord does not deliver possession of the Leased Premises to Tenant Substantially Completed on or before September 1, 2010 (as such date is extended by any days of Delay), Tenant may elect to cancel and terminate this Lease by giving written notice to Landlord within ten (10) days thereafter, unless Landlord, within said ten (10) day period, so delivers such Leased Premises to Tenant. If Tenant gives such notice and Landlord does not deliver the Leased Premises within ten (10) days thereafter, this Lease shall be canceled and terminated, and neither Landlord nor Tenant shall have any further obligations to the other, excepting only those obligations which have accrued prior to or which expressly survive termination of this Lease. If Tenant does not timely give such notice, Tenant's right to cancel and terminate this Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Leased Premises to Tenant. Landlord and Tenant agree, at the time the Leased Premises are delivered to Tenant, to execute the Commencement Date Certificate referenced in Section 2.01 above setting forth the date the Leased Premises are actually delivered to Tenant. In the event of any dispute concerning work performed or required to be performed in the Premises by Landlord, the matter in dispute shall be submitted to Landlord's architect for determination and his certificate with respect thereto shall be conclusively binding on Landlord and Tenant.

(c) Landlord has determined that the construction of interior areas of the Building as set forth in the Scope of Work shown on Exhibit "B" and Approved Plans shall be $5,069,000.00 (the "Cost of Interior Construction"). The Cost of Interior Construction is to be utilized for the "hard" costs of construction, and shall not include the overhead or any profit for Landlord, overtime costs and expenses of the contractor, site conditions, or the design costs and engineering fees and permit fees. If Tenant makes or requests: (i) changes in the Scope of the Work; (ii) consent to any Approved Plans which reflect differences from the Scope of the Work; or (iii) changes in the work being done under such Approved Plans after approval of the Approval Plans, any of which increase the Cost of Interior Construction or which would delay Substantial Completion, then any such requests or matters shall be subject to Landlord's prior consent, such consent of Landlord not to be unreasonably withheld, conditioned or delayed and, in any event, all increased Costs of interior Construction associated with such changes shall be paid for by Tenant, prior to such changes being incorporated or effectuated. The cost of certain of the work Landlord is performing, as shown on Exhibit "B-1",  by this reference incorporated herein, is not being funded from the Cost of Interior Construction, and is being done at Landlord's cost and expense prior to the Commencement Date. If the foregoing is completed for a cost which is less than the Cost of Interior Construction, any remaining sums shall be applied to reduce the next-ensuing installments of Base Rent.

(d) Tenant shall have the right of early occupancy of warehouse, mezzanine, office and retail areas of the Leased Premises, subject to (a) full execution of this Lease, (b) Landlord's receipt of the initial monthly installment of Base Rent, (c) Landlord's and Tenant's receipt of any necessary governmental permits, approvals, or consents, and (d) all of the terms and conditions of this Lease, with the exception of the payment of Rent. Such early occupancy shall be for the sole purpose of preparing the

Leased Premises for Tenant's use, including the installation of equipment and racking, and storage of Tenant's products. During such period, Tenant shall assume all risk of loss to Tenant's equipment, products, and other personal property. Tenant's occupancy during this period shall not interfere with construction of Landlord's Work by Landlord's contractor, and Tenant shall coordinate its preparation activities with Landlord's contractor to minimize any such interference.

(e) At the time Tenant takes possession of each of the areas of the Leased Premises for the operation of Tenant's business, the parties shall draw up a list of minor finishing operations which do not materially interfere with Tenant's operations ("Punch List Items"). All Punch List Items shall be completed within thirty (30) days of "Substantial Completion", or as soon thereafter as reasonably practical.

(f) For the purposes of this Lease, Substantial Completion shall mean the completion of all elements of the Leased Premises, in substantial compliance with the Scope of Work and Approved Plans, as evidenced by an architect's certificate of substantial completion, and the issuance of a certificate of occupancy, temporary or otherwise, permitting the lawful entry into and occupancy of the Leased Premises.

Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair, subject to reasonable wear and tear. Prior to the expiration of the Lease Term or within ten (10) days following the earlier termination of this Lease, Tenant shall also remove its personal property and trade fixtures, promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing prior to the installation of such items. At the time that Tenant surrenders the Leased Premises to Landlord, all systems serving the Leased Premises, including, without limitation, electrical, plumbing, heating, ventilation and air conditioning, shall be in good working order, subject to reasonable wear and tear. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant's racking will be anchored to the concrete slab of the Building and that, upon Tenant vacating the Leased Premises, these anchors will be cut flush with the slab and neither removed nor filled. If Tenant fails to perform any of the obligations set forth in this Section 2.03, Landlord may cause all of said property to be removed and restore the Leased Premises to its required condition and Tenant hereby agrees to pay all the costs and expenses incurred by Landlord in connection therewith immediately upon demand therefor. All Tenant property which is not removed within ten (10) days following the expiration or earlier termination of the Lease Tenn shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at one hundred twenty five (125%) percent of the monthly Base Rent in effect at the end of the then applicable Lease Term for the first three (3) months of any such holdover, and then one hundred fifty percent (150%) of the monthly Base Rent in effect at the end of the then applicable Lease Term, thereafter, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute the consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

Section 2.05 Option(s) to Extend Lease Term. (a) Landlord hereby grants to Tenant three (3) options (the "Options") to extend the Lease Term for additional term(s) of either ten (10) years or twenty (20) years (the "Extension(s)"), on the same terms and conditions as set forth in this Lease, but at an increased Base Rent as set forth below and without any additional Option(s) other than those granted in this Section 2.05, and except that the obligations of Landlord set forth in Section 7.02 of this Lease shall not be applicable and shall not be in force for any Extensions. Each Option shall be exercised only by written notice delivered to Landlord not less than three hundred sixty five (365) days before the expiration of the initial Lease Term or the preceding Extension of the Lease Term, respectively, which notice shall also state the duration of the subject Extension. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Tenant on the express conditions that at the time of the exercise, and at all times thereafter and prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of this Lease beyond the expiration of any applicable notice and/or cure periods. Following Tenant's timely and valid exercise of an Option, Landlord shall prepare and Tenant shall execute and deliver to Landlord an amendment to this Lease confirming the term of the Extension and the amount of Base Rent payable by Tenant during such Extension. Time is of the essence with respect to Tenant's exercise of the Option(s) granted in this Section 2.05.

(b) The Base Rent during each of any first, second and third Extension shall be ninety five (95%) percent of the fair rental value of the Leased Premises on the date that Tenant shall exercise such option. For the purposes of such calculation, the term "fair rental value" shall mean the price that a ready and willing tenant would pay, as of the applicable expiration date, as a monthly Base Rent to a ready and willing landlord of property comparable to the Lease Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used, and that the Landlord shall have no further obligations under Section 7.02 of this Lease. The Base Rent for each of these Extensions shall increase by seven & one-half (7.5%) percent on each of the fifth and, if applicable, tenth and fifteenth anniversaries of the Commencement Date of such Extension. In the event that Landlord and Tenant cannot agree on the fair rental value within sixty (60) days of Tenant's exercise of the subject option, the fair rental value shall be determined by an arbitration, using a broker (as provided below.)

(c) (i) If Landlord and Tenant are not able to agree upon the fair rental value of the Leased Premises within the prescribed time period, then not later than ten (10) days thereafter, each party shall appoint a broker qualified under the terms of this Lease and notify the other party of such appointment, identifying the appointee. Each party hereto agrees to select as its respective appointee a licensed real estate broker, who is an individual of substantial experience with respect to industrial building ownership, management and marketing in the Jackson County, Georgia industrial market, which person shall have at least five (5) years experience in sales and leasing of industrial real property and who shall not be regularly employed or have been retained during the last two (2) years as a broker by the party selecting such person. Neither party may consult directly or indirectly with any broker regarding the fair rental value prior to appointment, or after appointment, outside the presence of the other party. The arbitration shall be conducted in Atlanta, Georgia, under the provisions of the commercial arbitration rules of the American Arbitration Association and the applicable Laws of the State of Georgia governing the arbitrator.

(2) Not later than ten (10) days after both brokers are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each broker their separate suggested fair rental value and shall provide a copy of such submission to the other party. After reviewing such submissions, the two (2) selected brokers shall determine whether Landlord's or Tenant's estimate of the fair rental value is closer to the actual fair rental value for the Premises. If both brokers agree that one of said declared estimates is closer to the actual fair rental value, they shall declare that estimate to be the fair rental value, and their decision shall be final and binding upon the parties.

(3) If the two selected brokers are unable to agree on the fair rental value within thirty (30) days after receipt of Landlord's and Tenant's submitted estimates, then the brokers shall inform the parties. Unless the parties shall both otherwise then direct, said brokers shall select a third broker qualified under the terms of this Article, not later than ten (10) days after the expiration of said thirty (30) day period. If no broker is selected within such ten (10) day period, either party may immediately petition a court with appropriate jurisdiction to appoint such third broker. The third broker shall have the qualifications and restrictions set forth above, and shall conduct an arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The third broker's decision shall be final and binding as to which estimate (as between Landlord's and Tenant's) of the fair rental value is closer to the actual fair rental value, and shall select such rate as the fair rental value. Such third broker shall make a decision not later than thirty (30) days after appointment.

(4) Each party shall be responsible for the costs, charges and/or fees of its respective broker, and the parties shall share equally in the costs, charges and/or fees of the third arbitrator.

Section 2.06 Expansion Option. (a) At all times during the Lease Term, so long as no Default on the part of Tenant then exists, Tenant shall have the option to construct a maximum of an additional 150,000 square foot expansion to the Leased Premises (the "Expansion Space".) The Expansion Space shall be located at a location as reasonably required by Tenant and otherwise complying with all applicable municipal requirements. Tenant shall deliver to Landlord preliminary plans and specifications for the Expansion Space together with Tenant's notice of the exercise of the Expansion Option. In the event that the Expansion Space shall be a free-standing building, Landlord shall have no obligation to provide a bid to construct same. In the event that the Expansion Space shall be attached to the Building, Landlord shall be obligated to issue a proposal to construct same at a bid price which shall be competitive to other similar institutional quality industrial construction projects in the Jackson County, Georgia area, with such proposal to include a lease term and the costs to provide the Expansion Space as requested by Tenant. Tenant, at its option, may accept Landlord's bid or contract with a third party to construct the Expansion Space. In the event that Tenant accepts Landlord's bid, the Lease shall be amended to reflect all relevant and appropriate terms and conditions prior to any work on the Expansion Space being performed or commenced, and the Lease Term for all of the Leased Premises shall be extended so that it expires ten (10) years after the date Base Rent is first due for the Expansion Space (which shall have the same ten (10) year Lease Term). The Base Rent for the Expansion Space shall reflect current market conditions, and the Lease amendment shall reflect such other relevant terms and conditions as are specified in Landlord's proposal and agreed upon by Landlord and Tenant. This extension associated with Expansion Space shall not be one of the Extensions provided to Tenant under Section 2.05, and Base Rent due from Tenant for the Leased Premises leased originally hereunder shall increase by two percent (2%) per annum for the period that the Lease Term is extended under this Section 2.06, on each anniversary of the Commencement Date. In the event that Landlord does not construct the Expansion Space and expends no funds in connection with the Expansion Space, no additional Base Rent shall be due Landlord as a consequence of such construction.

(b) The Expansion Option shall be exercised only by written notice delivered to Landlord. The Expansion Option shall be exercisable by Tenant on the express conditions that at the time of the exercise, Tenant shall not be in default under any of the provisions of this Lease beyond the expiration of any applicable notice and/or cure periods. If Landlord is performing the work necessary to complete the Expansion Space, following Substantial Completion and delivery of the Expansion Space to Tenant, Landlord shall prepare and Tenant shall execute and deliver to Landlord an amendment to this Lease confirming any new terms and conditions of this Lease.

(c) If Tenant does not elect to use Landlord for the construction of the Expansion Space, then (i) any such Expansion Space shall be constructed in accordance with all applicable laws, ordinances and codes; (ii) Landlord shall have no repair, up-keep or maintenance obligations whatsoever with respect to such Expansion Space; and (iii) such Expansion Space shall be subject to Landlord's consent, such consent not to be unreasonably withheld conditioned or delayed, as to the following matters: (1) both the initial plans and specifications for the Expansion Space, and the final construction drawings for the Expansion Space (solely for the purpose of Landlord confirming compliance with all applicable laws, ordinances and codes and the structural elements of the proposed Expansion Space, but expressly excluding rights to comment upon or deny consent for aesthetic or design issues or elements); (2) if the Expansion Space is to connect to the Leased Premises, the structural plans for the Leased Premises after such connection (and in connection therewith, Tenant shall deliver to Landlord an opinion from a structural engineer that there shall be no impairment of the structure of the Leased Premises by virtue of or in connection with the connection with the Expansion Space). All work on the Expansion Space shall be completed on a lien free basis, in substantial accordance with the plans, specifications and drawings submitted to and consented to by Landlord.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Base Rent as set forth in the Basic Lease Provisions, in advance, without demand, deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The monthly installment of Base Rent for any partial calendar months shall be prorated based upon the number of days in such calendar month.

Section 3.02. Additional Rent. In addition to the Base Rent due hereunder, Tenant shall pay to Landlord for each calendar year during the Lease Term, as "Additional Rent": Tenant's Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes (as herein defined).

"Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Leased Premises (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes which at Landlord's option may be calculated as if such contesting work had been performed on a contingent fee basis (whether charged by Landlord's counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall fees exceed twenty (20%) of the good faith estimated tax savings). Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises. Real Estate Taxes shall not include any late charges or penalties charged to Landlord for the late payment of any installment of Real Estate Taxes, unless the late payment results from the default beyond any cure periods by Tenant in its obligation to pay Additional Rent hereunder.

I

Section 3.03. Payment of Additional Rent. Landlord shall estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, prorated for any partial years. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Base Rent is due, in advance, without demand, deduction or offset, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Base Rent.

Section 3.04. Late Charges; Late Fee; Service Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, a late charge equal to four percent (4%) of the installment shall be assessed; provided that in no event may any late charge and/or interest provided in this Section 3.04 exceed the maximum permitted by law or be imposed prior to the date permitted by law. In the event any check, draft, money order or other instrument by which Tenant attempts to pay Rent hereunder is returned for insufficient funds or for any other reason is dishonored, Tenant shall pay Landlord a service charge equal to the service charge payable by Landlord to the bank in which it has its checking account.

Section 3.05. Cooperation by Landlord. Landlord hereby covenants and agrees to cooperate with and support on a reasonable basis any efforts by Tenant to obtain inducements or real estate ad valorem tax abatements from Jackson County, Georgia or the State of Georgia, and in obtaining signage rights or privileges with respect to the Leased Premises and Building, at no cost or out-of-pocket expense to Landlord, and Landlord shall have no obligation to agree to accept any additional liabilities in connection therewith or as a part thereof

ARTICLE 4 – SECURITY DEPOSIT

NONE

ARTICLE 5 - USE

Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord. Landlord covenants and represents that all applicable governmental laws, ordinances, regulations, orders and directives generally permit the Permitted Use, and that the Leased Premises currently comply with the Americans with Disabilities Act and all OSHA requirements. Tenant shall, at its sole cost and expense (i) obtain any and all licenses and permits necessary for any such use and (ii) comply with all governmental laws, ordinances, regulations, orders and directives applicable to the use or misuse of the Leased Premises. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable; or permit the Leased Premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous.

Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions of the Landlord, including any rules and regulations that may be adopted by Landlord from time to time. Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way obstruct or interfere with the rights of other tenants or occupants of the Park or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Park of its lease or of any rules and regulations, but Landlord shall use all reasonable business efforts to enforce same. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged. On or before the Commencement Date, Tenant shall take possession of, and, thereafter, continuously occupy the Leased Premises during the Lease Tenn, and operate thereon the normal business operations of Tenant.

Section 5.03. Landlord's Rights Regarding Use. hi addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises, each of which may be exercised without notice or liability to Tenant: Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon reasonable notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.02  hereof. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefore.

Section 5.04 Tenant's Signage. Tenant, at its sole cost and expense, may install identification signs ("Signs") at the Leased Premises, including, but not limited to, a billboard sign facing US Route I85 (the "Billboard Sign"); provided, however, that (i) the Signs shall comply with all applicable governmental rules and regulations; (ii) the Signs shall not be painted directly on the Building; and (iii) Tenant's continuing signage right shall be contingent upon Tenant maintaining the Signs in a first-class condition. Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, repair and maintenance of the Signs. Upon the expiration or earlier termination of this Lease, Tenant shall cause the Signs to be removed and shall repair any damage caused by such removal (including, but not limited to, patching and painting), all at Tenant's sole cost and expense, unless Landlord directs, as to all or any Signs, that they remain on the Leased Premises. Landlord agrees to cooperate with the Tenant in obtaining any variances and approvals that may be required to install the Signs.

Section 5.05 Street Naming. Landlord agrees to cooperate with Tenant in obtaining the right for Tenant to name the entrance drives to the Leased Premises.

Section 5.06 Tenant's Communications Equipment. Subject to applicable law, Tenant reserves to itself and its affiliates the exclusive right to (a) place antennae and related facilities and other equipment for the provision of communications services (the "Communications Equipment") on the rooftop (or other exterior portions) of the Building, and (b) enter into license agreements or leases for the use of such areas by commercial and other providers of communications services (the "Communications Agreements"), solely for Tenant's use, in connection with Tenant's use and occupancy of and Tenant's operations in, the Building. As used in this Article, "Communications Services" shall mean the implementation, provision, facilitation and maintenance of voice, data, video or other communication services (or any combination of the foregoing) including, without limitation: (a) the provision and resale of point-to-point telephone communications (including dedicated long distance service), (b) video communications service, (c) 800-number service, (d) telephone credit or debit card service, (e) audio or video conferencing, paging, voice mail and message centers, (f) data transmission service, (g) access to computer "internet" or other networked computer-based communications, (h) satellite or cable television, (i) wideband digital networks, (j) security services, and (k) provision of telephone, video communication or other telecommunication equipment to consumers of such services; whether now existing or subsequently developed and however provided, including, without limitation, wireless transmission and reception of communication signals. Tenant shall be solely responsible for all costs and expenses related to the use and maintenance of the Communications Equipment. Tenant agrees that the use of the Communications Equipment shall in no way interfere with the operation and maintenance of the Park, the Building, or any of the Building's systems. Tenant shall indemnify and hold harmless Landlord (and Landlord's affiliates, agents, employees, and their affiliates) from all expenses, costs, damages, losses, claims or other expenses and liabilities arising from any such interference. If such interference occurs, Tenant agrees to suspend use of the Communications Equipment until the interference has been corrected to the reasonable satisfaction of Landlord. Tenant shall be responsible for all costs associated with any tests deemed necessary to resolve any and all interference caused by the Communications Equipment, or any use that is not permitted by this Article. If such interference has not been corrected within twenty (20) days, Landlord may require Tenant to remove those components of the Communications Equipment causing such interference, or Landlord will enjoin such interference at Tenant's sole cost and expense. All operations by Tenant pursuant to this Article shall be lawful and in compliance with all FCC rules and regulations. Any rooftop installation of Tenant's Communications Equipment shall be commenced and completed in full and strict compliance with the requirement to use a contractor or subcontractor selected by Landlord for any work involving possible roof penetrations.

Section 5.07 Hog Mountain Road Parcel. The 8.99 acre parcel described on Exhibit "D" attached hereto and incorporated herein (the "Cousins Parcel") is owned by CREC Property Holdings LLC, a Delaware limited liability company ("Cousins"), an affiliate of a member of Landlord. Cousins is executing this Lease for the sole purpose of confirming that it will record a restrictive covenant encumbering the Cousins Parcel in the form attached as Exhibit "I", by this reference incorporated herein, within three (3) business days after this Lease is duly executed and delivered by all parties hereto (the "Parcel Restriction Agreement"). The Parcel Restriction Agreement prohibits (a) the construction of any improvements during the Lease  in the portion of the Cousins Parcel located with 200 feet of Hog
Mountain Road, except that ground-level parking lots or parking or driveway areas; monument and directional signage (not to exceed forty-two inches (42") in height without Tenant's reasonable approval); site lighting; and utilities (all in accordance with applicable Jackson County codes); and landscaping, may be constructed in such 200 foot zone; and (b)the construction of any improvements or structures in the area labeled as "View Corridor" as shown in the Parcel Restriction Agreement that will block the view from Interstate 85 of any then existing identification sign on the Leased Premises; and (c) the Cousins Parcel for being utilized for (i) the sale, installment sale, rental and/or repair of computer equipment or consumer electronics and appliances, whether powered by electricity, battery or solar power, including but not limited to, desktop or laptop computers, computer monitors, computer keyboards, computer components, music listening devices, televisions, video and photographic equipment, cell phones and telecommunications equipment, computer games, software, and DVDs, and those new and additional products created by evolving technologies related to the foregoing categories; or (ii) any of the following uses: (1) a manufacturing plant, amusement park or game parlor, billiards parlor, provided that an adult entertainment facility such as Dave & Buster's or Jillian's or a children's entertainment facility such as Chuck E. Cheese's, shall not be prohibited, nor shall any restaurant be prohibited from offering limited gaming (video or otherwise) as an incidental use; (2) automobile racing track; (3) coin-operated laundry: (4) funeral parlor; (5), off-track betting establishment, provided that any sale of state sponsored lottery games, if in accordance with state law, shall not be prohibited; (6) flea market, provided that antique shops and second-hand shops shall not be prohibited; (7) massage parlor or tattoo parlor, provided that day spas, salons, nail spas and upscale massage uses (such as Massage Heights or Massage Envy) shall not be prohibited; (8) adult book store, adult movie parlor or other sexually oriented shop, provided that a bona fide bookstore selling new or used books which may have some explicit material as an incidental offering typical to bookstores such as Barnes and Noble or Borders, shall not be prohibited; and (9) nightclub, discotheque, cocktail lounge, bar or tavern or similar type of establishments, provided that this shall not prohibit any restaurant which offers alcohol as an incidental use (not to exceed 50% of gross sales from such restaurant). Notwithstanding anything to the contrary set forth herein, the foregoing restrictions in clauses (c)(i) and (c)(ii) shall not be deemed to prohibit or restrict any drugstore such as those typically operated under the tradenames "CVS", "Walgreens" or "Rite Aid".

ARTICLE 6 – UTILITIES AND SERVICES

All utilities servicing the Leased Premises (including, but not limited to, electrical, gas, telecommunications and fiber) have acceptable conduits running from the public streets and entering the Leased Premises. Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

ARTICLE 7 – MAINTENANCE AND REPAIRS

Section 7.01. Tenant Responsibility. (a) Except for the repair and replacement obligations for certain capital items to be performed by Landlord pursuant to Section 7.02 below, during the Lease Term, Tenant shall, at its own cost and expense, maintain the Leased Premises and every component of maintenance thereof, interior and exterior, in good condition and working order, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to costs associated with off-site improvements benefitting the Leased Premises, through easement or otherwise, landscaping, electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems. Tenant shall also be responsible for the cost of any repairs or replacements of items arising out of a casualty insured or which, under the terms of this Lease, should have been insured.

(b) Tenant shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, which contract shall be in form and substance acceptable to Landlord and a copy of which shall be provided to Landlord on or before the Delivery Date. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis. Except as set forth in Section 7.02 hereof, Tenant shall have responsibility for and hereby covenants and agrees to maintain the interior and exterior of the Leased Premises. In the event Tenant fails to maintain the Leased Premises as required herein or fails to commence repairs (requested by Landlord in writing) within thirty (30) days after such request, or fails diligently to proceed thereafter to complete such repairs, Landlord shall have the right in order to preserve the Leased Premises or portion thereof, and/or the appearance thereof, to make such repairs or have a contractor make such repairs and charge Tenant for the cost thereof as Additional Rent, together with interest at the Default Rate from the date of making such payments.

Section 7.02. Landlord's Responsibility. During the Lease Term, Landlord, at its sole cost and expense and not as a part of Operating Expenses, shall make repairs to and replace as necessary, the roof, exterior walls, floor slab, parking areas and drives (except for any painting, striping or restriping thereof, which shall be a Tenant responsibility and cost), foundation and structural frame of the Building;

provided, however, that to the extent any of the foregoing items require replacement because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant's expense. Landlord has no obligation to provide any other repairs or general maintenance functions with respect to the Leased Premises. Further, Landlord shall have the responsibility to repair and replace any breakage or malfunction or improperly working system or improvement at the Leased Premises for a period of one (1) year after the Commencement Date, (expressly excluding repairs or replacements arising out of a casualty, which would be governed by Article 8, or any matter which would be covered by Article 9.03 or any intentional and malicious act by Tenant causing damage to Landlord's property).

Section 7.03. Alterations. Tenant shall not make, cause or permit to be made any alterations in or to the Leased Premises unless and until the plans and the contractor have been approved by Landlord in writing. Notwithstanding the above Tenant shall be entitled to perform work within the Leased Premises, with notice to, but not the consent of, Landlord as long as such work does not adversely affect the structural components of the Building; and Tenant delivers to Landlord, upon the completion of such work, complete, as-built plans and specifications for the work performed, to the extent available. Tenant shall not be required to remove Tenant's alterations and restore the Leased Premises to its original condition upon termination of this Lease. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Leased Premises. Upon completion of the work, Tenant shall provide lien waivers from the subcontractors or a final affidavit of lien waiver from the general contractor, and such lien waiver shall be in a form acceptable to Landlord. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute the consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

ARTICLE 8 – CASUALTY

Section 8.01. Casualty. (a) In the event of total or partial destruction of the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Leased Premises, as the case may be. Rent shall proportionately abate during the time that the Leased Premises or any part thereof is unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date, then either party may, upon thirty (30) days' written notice to the other party, terminate this Lease, whereupon this Lease shall automatically terminate and the parties hereto shall have no further rights or obligations hereunder, except as may expressly be set forth herein. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph. Notwithstanding the provisions of this paragraph, if any such significant damage or destruction occurs within the final two (2) years of the Lease Term, then either party, in its sole discretion, may terminate this Lease by written notice to the other party hereto, whereupon this Lease shall automatically terminate and the parties hereto shall have no further rights or obligations hereunder, except as may expressly be set forth herein.

(b) In the event that a material portion of the Leased Premises are destroyed, but the Lease is not terminated in accordance with Section 8.01(a), Landlord shall consult with Tenant to develop a replacement Leased Premises to meet Tenant's then-requirements.

ARTICLE 9 - INSURANCE

Section 9.01. Insurance.

(a) Tenant covenants and agrees that from and after the Commencement Date or any earlier date upon which Tenant enters or occupies the Leased Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Leased Premises and Tenant's use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Leased Premises, such insurance to be written on an occurrence basis (not a claims made basis), to have per occurrence limits amounts not less than Three Million Dollars ($3,000,000.00) and to have general aggregate limits of not less than Ten Million Dollars ($10,000,000.00) for each policy year. The insurance coverage required under this Section 9.01(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease and, if necessary, the policy shall contain a contractual endorsement to that effect.

(ii) (A) insurance on the "All-Risk" or equivalent form on a Replacement Cost Basis against loss or damage to the Leased Premises and all other improvements now or hereafter located on the Leased Premises (including, without in any manner limiting the generality of the foregoing, flood insurance if the Leased Premises are located in a flood hazard area and boiler and machinery insurance covering losses to or from any steam boilers, pressure vessels or similar apparatus requiring inspection under applicable state or municipal laws or regulations which are located at the Leased Premises or on any other building systems for which such coverage is available ), having a deductible not greater than One Hundred Thousand Dollars ($100,000.00); and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss.

(B) insurance on the "All-Risk" or equivalent form against abatement or loss of rental by reason of the occurrences covered by the insurance described in clause (A) above, during the entire period of rebuilding, after a casualty;

(iii) worker's compensation insurance to the extent required by the laws of the state in which the Leased Premises are located and employer's liability insurance in the amount of at least $1,000,000.00.

(b) All policies of the insurance provided for in Section 9.01 shall be issued in form acceptable to Landlord by insurance companies with a rating of not less than "A-", in the most current available ratings of Standard & Poor's, and licensed to do business in the state in which the Leased Premises is located. Tenant shall have the right to increase the deductible amounts under the policies of insurance required by Sections 9.01(a)(ii)(A), subject to the reasonable approval of Landlord, such approval not to be unreasonably withheld. Each and every such policy:

(i) (other than the coverage described in Section 9.01(a)(iii)) shall name Landlord as well as any lender to Landlord, as an additional insured. In addition, the coverage described in Section 9.01(a)(ii)(A) and (B) shall also name Landlord as "loss payee";

(ii) shall be delivered to Landlord, and in any year after the first year of the

Lease Term, in the foul' of an insurance certificate reasonably acceptable to Landlord as evidence of such policy, prior to delivery of possession of the Leased Premises to Tenant and thereafter within five (5) business days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent (with a copy of the declarations page of the policy delivered the first time such policy is provided, and with a certificate of insurance with respect to that policy, thereafter);

(iii) shall contain a provision that the insurer will give to Landlord and any lender to Landlord at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry,

(c) If Tenant fails to carry and maintain the insurance coverages set forth in this Section 9.01, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord for the cost therefor.

(d) Landlord may, at any time, but not more than (1) time in any twenty-four (24) month period, require a review of insurance coverage and limits of liability set forth in Section 9.01 to determine whether the coverage and the limits are reasonable and adequate in the then existing circumstances.

(e) Tenant shall have the right, at any time, by a written notice to Landlord, to require Landlord to maintain liability insurance in a Commercial General Liability form (or reasonable equivalent thereto) covering the Leased Premises thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Leased Premises, such insurance to be written on an occurrence basis (not a claims made basis), to have per occurrence limits amounts not less than One Million Dollars ($1,000,000.00) and to have general aggregate limits of not less than Ten Million Dollars ($10,000,000.00) for each policy year, such policy naming Landlord as the insured party and Tenant as an additional insured. Landlord shall procure such policy within ten (10) business days after such written notice from Tenant, and will, within such period, provide evidence to Tenant of the procurement of such policy. Tenant shall and hereby covenants and agrees to pay to Landlord all of Landlord's cost to procure and maintain such policy, such payment to be made by Tenant within ten (10) business days after evidence of the cost of such policy is provided in writing to Tenant.

Section 9.02. Waiver of Subrogation. Each policy of property insurance required by this Lease shall contain an endorsement in which the insurance company waives any right of subrogation that it may acquire against Landlord or Tenant by virtue of payment of any loss under such policy. In addition, Landlord and Tenant each waives any claims it may have against the other arising out of any casualty that would be covered by the policy of property insurance required to be maintained by it under this Lease, or that actually is covered by any policy of property insurance maintained by such party, without giving effect to any deductible amounts or self-insured risks. Said absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Landlord or Tenant or by any of their respective agents, servants or employees. It is the intention and agreement of Landlord and Tenant that the rentals reserved by this Lease have been fixed in contemplation that each party shall fully provide its own casualty insurance protection at his own expense, and that each party shall look to its respective casualty insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this Lease.

Section 9.03. Indemnity. Tenant shall and does hereby indemnify, protect, defend (with counsel acceptable to Landlord) and hold Landlord harmless from claims, actions, damages, liabilities and expenses (including reasonable attorneys' fees and court costs) in connection with loss of life, bodily or personal injury or property damage: (i) arising from or out of any occurrence in, upon, at or from the Leased Premises; (ii) arising from the occupancy or use by Tenant of the Leased Premises; (iii) caused by any act or omission by Tenant, its agents, contractors, employees, licensees or concessionaires; (iv) resulting from a breach of this Lease by Tenant; or (v) the deductible component of any insured claims under Section 9.01. Landlord shall and does hereby indemnify, protect, defend (with counsel acceptable to Tenant) and hold Tenant harmless from claims, actions, damages, liabilities and expenses (including reasonable attorneys' fees and court costs) in connection with loss of life, bodily or personal injury or property damage: (i) arising from or out of any occurrence in, upon, at or from the any area of the Park not within Tenant's control; (ii) arising from the any work undertaken by Landlord at or with regard to the Leased Premises; (iii) caused by any act or omission by Landlord, its agents, contractors, employees, licensees or concessionaires; or (iv) resulting from a breach of this Lease by Landlord. For purposes of receiving the benefit of indemnification under this Section 9.03, the term "Landlord" shall include its partners, members, managers, shareholders, officers, directors and employees, as applicable, as well as the POA and any person or entity with which Landlord contracts to manage the Park, and the term "Tenant" shall include its corporate parent, affiliates, subsidiaries, shareholders, officers, directors and employees, as applicable,. The indemnification obligations under this Section 9.03 shall survive the expiration or earlier termination of the Lease Term with respect to any occurrences before the effective date of such expiration or termination.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Leased Premises shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublet Limitations. Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except to a "Related Party" as set forth in Section 11.02. In any assignment or subletting, Tenant (and any Guarantor) shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of Rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be the consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected; or (ii) the business reputation of the proposed assignee or subtenant is unacceptable. If Tenant sublets the Leased Premises or any part thereof, or assigns this Lease and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay to Landlord, Tenant shall have to right the right to retain the gross excess of such rent as such rent is received by Tenant. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

Section 11.02. Related Parties. Tenant shall have the right to assign the Lease or sublet the Leased Premises, or any part thereof, without Landlord's consent, but subject to Landlord's rights to notice contained herein, to any parent, subsidiary, affiliate or controlled corporation or to corporation which Tenant may be converted or with which Tenant may merge (collectively, a "Related Party). In the event of an assignment, the name Tenant hereunder shall thereafter have no further liability under this Lease. Tenant shall in any event have the obligation to notify Landlord of its intent to enter into any such arrangement.

ARTICLE 12 – TRANSFERS BY LANDLORD

There is currently no deed to secure debt, mortgage or like instrument encumbering the Leased Premises. Provided that the affected lender executes and delivers to Tenant the Subordination, Non-Disturbance and Attornment Agreement ("SNDA") in the form attached hereto as Exhibit "F", this Lease shall be and hereby is made subject and subordinate at all times to the lien or security title of any mortgage granted by Landlord which may now or hereafter affect the real property of which the Premises forms a part, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or in the case of a subsequent transfer, the transferor shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder, and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which Rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Leased Premises. Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease and the SNDA so long as Tenant shall not be in default.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a "Default":

(a) Tenant fails to pay any installment of Base Rent, Additional Rent, or any other amounts due Landlord from Tenant within ten (10) days of delivery of notice of non-payment of same.

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said fifteen-day period and thereafter diligently completes the required action within a reasonable time (which shall in no event exceed sixty (60) days).

(c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

(e) Tenant deserts or abandons the Leased Premises.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a) Landlord may re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

(b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the prime rate of interest as published in the Wall Street Journal or a successor publication plus three (3%) percent) of all Rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, less the fair market value rental of the Leased Premises. Landlord and Tenant acknowledge that Landlord's actual damages in the event of a default by Tenant under this Lease will be difficult to ascertain, and that the liquidated damages provided above represent the parties' best estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, as permitted by Section 13-6-7 of the Official Code of Georgia Annotated. In addition, Tenant shall pay to Landlord all reasonable and necessary expenses incurred in connection with preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees. The parties agree that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

(c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Teiin and for rent and on terms and conditions different from those contained herein, whereupon

Tenant shall be immediately obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term.

(d) Landlord may sue for injunctive relief or to recover damages for any direct, and not consequential, loss resulting from the Default.

Section 13.03. Landlord's Default and Tenant's Remedies. If Landlord fails to maintain any portion of the Demised Premises which Landlord is expressly required to maintain in accordance with the terms of this Lease (expressly excluding any failure by Landlord to so maintain arising out of a casualty or condemnation, to which this provision shall not apply, and which are provided for in other provisions of the Lease), and (i) as a result of such failure, Tenant's use and enjoyment of the Leased Premises is interfered with in a material manner, and (ii) Landlord fails to commence to cure such failure within thirty (30) days after written notice from Tenant of such failure (specifying in such notice the nature of the failure and the suggested remedy therefore), and thereafter proceeds with due diligence to cure such failure until completion, then Tenant shall have the right to perform such maintenance work on and subject to the terms and limitations of this Paragraph. If Tenant is entitled and elects to perform any maintenance work as aforesaid, Tenant shall (i) perform such maintenance work in a reasonable manner, so as not to interfere with the rights of third parties; (ii) utilize only contractors or other such vendors with a first-class reputation; (iii) cause such work to be completed on a lien-free basis; (iv) cause such work to be completed in compliance with all applicable laws, ordinance, regulations and rules; and (v) utilize the same or similar materials as replaced. Landlord shall reimburse Tenant, within thirty (30) days after receipt of copies of the invoices or other written evidence, satisfactory to Landlord, in Landlord's reasonable judgment, of the costs incurred by Tenant for which Tenant claims reimbursement for the reasonable costs and expenses incurred by Tenant in curing Landlord's default as aforesaid.

If (i) Tenant obtains a final unappealable judgment against Landlord on account of any breach by Landlord of any covenant or obligation to be performed by Landlord under this Lease, and (ii) Landlord does not pay the amount due Tenant under such final unappealable judgment within the time provided for payment of such judgment or court order, Tenant may, at its option, offset such amount due Tenant, together with interest thereon at the rate provided for in the Lease for late payments of Rent, against its monthly payment of Base Rent payable under this Lease to the extent of such amount due, until Tenant is reimbursed for said costs on the basis of said judgment. Tenant shall also have the right to seek and pursue any other legal and/or equitable remedies or relief, including without limitation, specific performance, injunctive relief, actions for damages, and/or declaratory judgment actions, as are available under applicable Georgia law from time to time.

Section 13.04. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full Rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Tenn shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (unless expressly stated herein to the contrary).

Section 13.05. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable and actual attorneys' fees incurred in connection therewith.

ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

RESERVED

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Definitions.

(a) "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises,

(b) "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws and petroleum products.

Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws, including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises, whether such notice shall be served upon Landlord or Tenant.

Section 15.03. Restrictions on Tenant. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry. Tenant shall notify Landlord in writing prior to any such storage of Hazardous Materials.

Section 15.04. Notices, Affidavits, Etc. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefore concerning Tenant' s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.05. Landlord's Rights. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

Section 15.06. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.07 Landlord's Representation. Based upon that certain Phase I and Phase II environmental report of QORE Property Sciences, dated August 10, 2005, Landlord represents that the Leased Premises and adjoining common areas of the Park are currently free from the existence of any Hazardous Substances existing in violation of any Environmental Laws. Landlord shall indemnify Tenant from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Tenant in connection with any violation of Environmental Laws as of the Commencement Date or the existence of any unlawful Hazardous Substances at the Leased Premises as of the Commencement Date.

ARTICLE 16 - RIGHT OF FIRST REFUSAL

FOR LEASED PREMISES AND COUSINS PARCEL

16.01 Refusal Right. (a) If Landlord has offered the Leased Premises for sale to any third party, and Landlord has received a bona-fide written offer provided on an arms-length basis from a third-party unrelated to and affiliated with Landlord which Landlord is willing to accept (as applicable, the "BFP Offer") for either, then Landlord shall offer to sell the Leased Premises to Tenant for the specific purchase price (the "Refusal Purchase Price") and, upon such terms and conditions as are contained in the BFP Offer, indicating in such BFP Offer the party offering to purchase the Leased Premises. This right of Tenant shall be no longer of any force or effect if Tenant, once offered, declines or fails to purchase the Leased Premises unless Landlord does not consummate the sale of the Leased Premises within nine (9) months of the date of the BFP Offer in question.

(b) Tenant shall have the right to accept the BFP Offer (the "Refusal Right") by giving Landlord written notice of such acceptance (the "Refusal Notice") within ten (10) days after delivery by Landlord to Tenant of the BFP Offer, and by providing Landlord, with such notice, the amount of earnest money, if any, offered in the BFP Offer, such earnest money to be held by Landlord and applied against the Refusal Purchase Price at the closing of the purchase and sale of the Leased Premises. Time shall be of the essence with respect to said ten (10) day period and delivery of the Refusal Notice by Tenant. If Tenant shall accept the BFP Offer, Tenant shall execute any documentation reasonably required by Landlord to reflect Tenant's acceptance of the Refusal Offer.

(c) If Tenant does not accept, or fails to accept, the BFP Offer in accordance with the provisions of Article 16.01(b), Landlord shall thereafter be entitled to attempt to sell the Leased Premises, upon such terms and conditions as Landlord may determine, except that if the price (the "Later Refusal Purchase Price") for which Landlord enters into a binding contract (which contract must be subject to the terms of this Article 16) ("Third Party Contract") to sell the Leased Premises, is less than ninety-five percent (95%) of the Refusal Purchase Price, then Landlord must again offer the Leased Premises to Tenant for the Later Refusal Purchase Price, by a notice to Tenant. Tenant shall have ten (10) days after such notice in which to accept, or decline to accept, the sale of the Leased Premises for the Later Refusal Purchase Price. If Tenant accepts the Later Refusal Purchase Price, then the sale of the Leased Premises shall be accomplished and consummated under the other terms of this Article 16, for the Later Refusal

Purchase Price. If no further offer by Landlord to Tenant is required, Tenant shall, within ten (10) days after Landlord's request therefore, deliver an instrument in form reasonably satisfactory to Landlord confirming the aforesaid waiver, but no such instrument shall be necessary to make the provisions hereof effective.

(d) If Tenant does not timely deliver the Refusal Notice and the Leased Premises are transferred to a third party, Tenant will attorn to such third party as Landlord so long as such third party and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

(e) Notwithstanding anything to the contrary contained herein, the provisions of this Paragraph shall not apply to or prohibit (i) any mortgaging, subjection to deed to secure debt or other hypothecation of Landlord's interest in the Leased Premises, (ii) any sale of the Leased Premises pursuant to a private power of sale under or judicial foreclosure of any mortgage or other security instrument or device to which Landlord's interest in the Leased Premises is now or hereafter subject, (iii) any transfer of Landlord's interest in the Leased Premises to a lender, beneficiary under deed of trust or other hold of a security interest therein or their designees by deed in lieu of foreclosure, (iv) any transfer of the Leased Premises, or any portion thereof, to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Leased Premises, or any interest therein or in Landlord to any affiliate of Landlord, or (vi) any transfer of the Leased Premises to any of the successors or assigns of any of the persons or entities referred to in the foregoing clauses (i) through (iv).

(f) If the Leased Premises is purchased by Tenant pursuant to this Paragraph, Tenant shall accept such on an "as is" basis, and shall accept such subject to all liens, exceptions and restrictions on, against or relating to any of the Leased Premises of record and to all applicable laws, but free of the lien of and security interest created by any mortgage or assignment of leases and rents and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

(g) Upon the date fixed for a purchase of the Leased Premises pursuant to this Paragraph which shall be the earlier date to occur of (i) sixty (60) days following acceptance of the BFP Offer, or (ii) the date specified in the Third Party Contract, if applicable, (the "Purchase Date"), Tenant shall pay to Landlord, or to any person or entity to whom Landlord directs payment, the Refusal Purchase Price (or Later Refusal Purchase Price, as applicable) and all other sums payable by Tenant under the BFP Offer, in immediately available funds, and Landlord shall deliver to Tenant or its designee (i) special warranty deed or its equivalent which describes the Leased Premises and conveys the title thereto as provided above and (ii) such other instruments as shall be necessary to transfer the Leased Premises to Tenant or its designee. Upon the completion of a purchase by Tenant or its designee of the Leased Premises, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or termination of this Lease or which survive such expiration or termination by their own terms. Any prepaid monetary obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Refusal Purchase Price (or Later Refusal Purchase Price, as applicable) due to Landlord.

(h) If the completion of the purchase by Tenant or its designee pursuant to this Paragraph shall be delayed after the date scheduled for such purchase, Base Rent and Additional Rent shall continue to be due and payable until completion of such purchase.

(i) If Tenant exercises its rights under this Article 16 by sending a ROFO Notice, but the purchase and sale of the Leased Premises does not close because of a default by Tenant, Tenant's liability in such circumstance shall be limited to the earnest money deposit provided by Tenant and held by Landlord, and such event shall not also be an Event of Default by Tenant under this Lease.

16.02 No Brokers for Sale. Landlord and Tenant each warrant and represent to the other that neither has employed or otherwise engaged or will employ or engage a real estate broker or agent in connection with the sale of the applicable components of the Leased Premises pursuant to the Refusal Right. Landlord and Tenant covenant and agree, each to the other, to indemnify the other against any loss, liability, costs (including reasonable attorneys' fees actually incurred), claims, demands, causes of action and suits arising out of the alleged employment or engagement by the indemnifying party of any real estate broker or agent in connection with the Refusal Right. The indemnities contained in this subsection shall survive Closing and any termination of this Lease.

16.03 Termination. Notwithstanding anything contained in this Paragraph to the contrary, if the Lease is terminated or expires prior to the exercise of the BFP Offer by Tenant, the Refusal Right shall terminate.

ARTICLE 17 - MISCELLANEOUS

Section 17.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 17.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 17.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 17.04. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and the Lease is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant, and the delivery to Landlord of a duly executed Guaranty.

Section 17.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall be obligated to pay the Brokers a leasing commission pursuant to the terms of a separate agreement between Landlord and the Brokers. Landlord shall indemnify Tenant from any and all liability for Landlord's failure to pay such leasing commission.

Section 17.06. Notices. Any notice required or permitted to be given under this Lease or by law shall he deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

Section 17.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 17.08. Financial Statements. During the Lease Teiin and any extensions thereof,

Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's and Guarantor's most recent financial statements prepared for the previous fiscal year, signed by an officer of Tenant; provided, however, if Guarantor's financial statement is readily obtainable and accessible through public sources, then Tenant shall not be required to provide such statement to Landlord. Such financial statements shall be certified and audited by a certified public accountant. Tenant hereby covenants and agrees that all such financial statements submitted to Landlord pursuant to this Section 17.08 shall be true and accurate. All financial statements provided by Tenant and Guarantor to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 17.09. Consent. Where the consent of a party is required, such consent will not be unreasonably withheld, unless otherwise expressly set forth herein.

Section 17.10. Time. Time is of the essence of each tem' and provision of this Lease.

Section 17.11. Representations and Warranties. Each party hereto hereby represents and warrants to the other that (i) it is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; (ii) it is authorized to do business in the State where the Leased Premises are located; and (iii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

Section 17.12. Memo of Lease. Promptly upon execution of this Lease, Landlord shall cause to be recorded against the Land, a memorandum of lease in the form annexed hereto as Exhibit (the "Memo of Lease"), which Memo of Lease shall include the material terms of the Lease, including without limitation, the Expansion Option and Right of First Refusal.

Section 17.13. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, TENANT AGREES THAT IT SHALL LOOK SOLELY TO THE INTEREST OF LANDLORD IN THE BUILDING FOR THE COLLECTION OF ANY JUDGMENT (OR OTHER JUDICIAL PROCESS) REQUIRING THE PAYMENT OF MONEY BY LANDLORD FOR ANY DEFAULT UNDER THIS LEASE, SUBJECT, HOWEVER, TO THE PRIOR RIGHTS OF ANY GROUND LANDLORD OR THE HOLDER OF ANY FIRST MORTGAGE OR DEED OF TRUST. NO OTHER ASSETS OF

LANDLORD, ITS OFFICERS, DIRECTORS, PARTNERS OR EMPLOYEES, SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER JUDICIAL PROCESS FOR THE SATISFACTION OF TENANT'S CLAIM. THIS PROVISION SHALL NOT BE DEEMED TO CONSTITUTE AN AGREEMENT, EXPRESS OR IMPLIED, BETWEEN LANDLORD AND TENANT THAT LANDLORD'S INTEREST IN THIS LEASE OR IN THE PARK SHALL BE SUBJECT TO IMPRESSMENT OF AN EQUITABLE LIEN.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

JEFFERSON MILL PROJECT I LLC, a Georgia limited liability company
[Missing Graphic Reference]

By: C/W Jefferson Mill, LLC a Georgia limited liability company, its sole member

[Missing Graphic Reference]
A. LaHtte
enior Vice President
COUSINS (for purposes of Section 5.07 only):
CREC PROPERTY HOLDINGS LLC, a Delaware limited liability company

[Missing Graphic Reference]	By: Cousins Real Estate Corporation, a Georgia corporation, its sole member
[Missing Graphic Reference]

Title:

TENANT:
SYX DISTRIBUTION INC. By:' Name: Title:

Attest: Name: Title:

(CORPORATE SEAL)

EXHIBIT "A" Leased Premises

EXHIBIT "A-1"

Park Site Plan

EXHIBIT "B" Scope of Work

EXHIBIT "B-IA"

Landlord's Work not funded from the Allowance

1.	Construction of an additional 361 parking spaces and the required entrances (the "Parking Lot"),

as proximately outlined on the site plan dated January 9, 2010 prepared by TDK Engineers, (the final Parking Lot configuration shall be set forth in the Approved Plans to be attached to the Lease as Exhibit "B-3".

2,	Clearing a set-back line of 200 feet, more or less, on the Cousins Parcel adjacent to Hog

Mountain Road, and 300 feet more or less on the Leased Premises as shown on Exhibit "B-1A".

EXHIBIT "B-IA"

CLEARING LIMITS

F:X11113IT "B-2"

APPROVED PLANS
(A list of Approved Plans is to be attached on or before April 22, 2010, and initialed by Landlord and Tenant)

EXHIBIT "C"

COMMENCEMENT DATE CERTIFICATE

Tenant:

Landlord:

Date Lease Signed:

Address of Leased Premises:

located at

Commencement Date: Expiration Date:
The above described premises are accepted by Tenant as suitable for the purpose for which they were let. The above described lease term commences and expires on the dates set forth above. Tenant acknowledges that it has received form Landlordnumber of keys to the Leased Premises. It is understood that there is a punch list which will be completed after move-in and will be an exhibit to the Tenant Estoppel.

TENANT

(Type Name of Tenant)

By:
(Signature)

LANDLORD

(Type Name of Landlord)

By:
(Signature)

(Type Name and Title) (Type Name and Title)

EXHIBIT "D" Cousins Parcel

EXHIBIT "E"
Intentionally Omitted

EXHIBIT' "F"

FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Attn:

Loan No.

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,

ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease To Security Deed)

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, NI 1ORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement") is made DATE OF DOCUMENTS by and between BORROWER NAME, a ("Owner"), NAME OF TENANT HERE ("Tenant") and NAME OF LENDER HERE

("Lender").

RECITALS

A.
Pursuant to the terms and provisions of a lease between Owner and Tenant dated DATE OF LEASE HERE ("Lease"), Owner, as "Landlord", leased to Tenant certain premises within the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property").

B.
Owner has executed, or proposes to execute, a deed to secure debt with absolute assignment of leases and rents, security agreement and fixture filing ("Security Deed") securing, among other things, a promissory note ("Note") in the principal sum of LOAN AMOUNT AND NO/100THS DOLLARS ($LOAN AMOUNT), dated DATE OF DOCUMENTS, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein ("Loan"). The Security Deed is to be recorded concurrently herewith.

C.
As a condition to making the Loan secured by the Security Deed, Lender requires that the Security Deed be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Security Deed.

D.	Owner and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Tenant hereby agree for the benefit of Lender as follows:

1.	SUBORDINATION. Owner and Tenant hereby agree that:

Prior Lien. The Security Deed securing the Note in favor of Lender, and any modifications, renewals or extensions thereof, will unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3 Whole Agreement. This Agreement constitutes the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Security Deed and will supersede and cancel, but only insofar as would affect the priority between the Security Deed and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4 Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Security Deed or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements will not defeat this agreement to subordinate in whole or in part;

1.5 Waiver, Relinquishment and Subordination. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant's right, title and interest in and to the Property to the lien of the Security Deed and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. Tenant acknowledges and consents to the assignment of the Lease by Owner in favor of Lender. ESTOPPEL. Tenant acknowledges and represents that:

3.1 Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2 No Default. To the best of Tenant's knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.3	Entire Agreement. The Lease constitutes the entire agreement between Owner and Tenant with respect to the
Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease; and

3.4            No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, state ''None")

4.	ADDITIONAL AGREEMENTS. Tenant covenants and agrees that, during all such times as Lender is the

Beneficiary or Grantee under the Security Deed:

4.1 Modification, Termination and Cancellation. Tenant will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent and will not make any payment to Owner in consideration of any modification, termination or cancellation of the Iease (in whole or in part) without Lender's prior written consent;

4.2 Notice of Default. Tenant will notify Lender in writing concurrently with any notice given to Owner of any default by Owner under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Owner; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same will be deemed sufficient so long as Lender pursues such cure with diligence;

4.3	No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4 Assignment of Rents. Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Owner to collect rents, as provided in the Security Deed, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Owner is in default under the Loan and/or the Security Deed.

ATTORNMENT. In the event of a foreclosure under the Security Deed, Tenant agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Owner's title in and to the Property by Lender's exercise of the remedy of sale by foreclosure under the Security Deed) as follows:

5.1	Payment of Rent. Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2 Continuation of Performance. Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attomment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Owner's interest in the Lease and giving written notice thereof to Tenant;

5.3 No Offset. Lender will not be liable for the return of any sums which Tenant may have paid to Owner under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Owner to Lender; and

5.4 Subsequent Transfer. If Lender, by succeeding to the interest of Owner under the Lease, should become obligated to perform the covenants of Owner thereunder, then, upon any further transfer of Owner's interest by Lender, all of such obligations shall terminate as to Lender.

6.
NON-DISTURBANCE. In the event of a foreclosure under the Security Deed, so long as there then exists no breach, default, or event of default on the part of Tenant under the Lease beyond any period for cure by Tenant thereunder, Lender agrees for itself and its successors and assigns that the rights and interests of Tenant under the Lease will not be extinguished or terminated by reason of such foreclosure, but rather the Lease will continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement.

7. MISCELLANEOUS.

7.1	Heirs, Successors, Assigns and Transferees. The covenants herein will be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

 7.2 Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof will be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

"OWNER" "LENDER"

BORROWER NAME, a STREET ADDRESS CITY, STATE ZIP	LENDER NAME STREET ADDRESS CITY, STATE ZIP

Attn: Loan No.

""TENANT"

NAME OF TENANT HERE
TENANTS ADDRESS (STACKED) HERE

provided, however, any party will have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

 7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute and be construed as one and the same instrument; and

 7.4 Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Owner under the Lease are cumulative and are in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Owner or others; and

7.5	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

8.	INCORPORATION. Exhibit A and Lease Guarantor's Consent are attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE
PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A
PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF
THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR Al I'ORNEYS WITH RESPECT HERETO.

Signed, sealed and delivered in the presence of: "OWNER"

BORROWER NAME, Witness                                                                                a

By: Name: Title:
Notary Public My Commission Expires: (NOTARIAL SEAL)

Signed, sealed and delivered in the presence of:

Witness

Notary Public
My Commission Expires:
(NOTARIAL SEAL)

"LENDER"

LENDER NAME, a

By:
Name:
Title:

Signed, sealed and delivered in the presence of: "TENANT"

Witness

Notary Public
My Commission Expires:
(NOTARIAL SEAL)

TENANT NAME, a

By:
Name:
Title:

LEASE GUARANTOR'S CONSENT

The undersigned ("Lease Guarantor") consents to the foregoing Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement and the transactions contemplated thereby and reaffirms its obligations under the lease guaranty ("Lease Guaranty") dated DATE OF LEASE GUARANTY HERE. Lease Guarantor further reaffirms that its obligations under the Lease Guaranty are separate and distinct from Tenant's obligations.

AGREED:

Signed, sealed and delivered in the presence of: "LEASE GUARANTOR"

LEASE GUARANTOR SIGNATURE BLOCK HERE

Witness

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of DATE OF DOCUMENTS, executed by BORROWER NAME, a general partnership as "Owner", NAME OF TENANT HERE, as "Tenant", and NAME OF LENDER HERE, as "Lender".

All that certain real property located in the County of Fulton, State of Georgia, described as follows:

APN

DESCR I ION OF PROPERTY

EXHIBIT "G"

GUARANTY

In consideration of, and as an inducement for the granting, execution and delivery of the foregoing Lease Agreement, dated, 2010 (the "Lease"), by JEFFERSON MILL

PROJECT I LLC, landlord therein named ("Landlord", which term will be deemed to include the named Landlord, its successors and assigns), to SYX DISTRIBUTION, INC., tenant therein named ("Tenant", which term will be deemed to include the named Tenant and its successors and assigns), and in further consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Landlord to the undersigned, the receipt and sufficiency of which are hereby acknowledged, the undersigned, SYSTEMAX INC., ("Guarantor", which term will be deemed to include the named Guarantor and its successors and assigns), does hereby (jointly and severally if executed by two or more guarantors) guarantee, absolutely and unconditionally, to Landlord the full and prompt payment of Base Rental, additional rent and all other charges and sums (including, without limitation, Landlord's legal expenses and attorney's fees and disbursements) payable by Tenant under the Lease, and hereby further guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant; and Guarantor hereby covenants and agrees to and with Landlord that if default should at any time be made by Tenant in the payment of any Base Rental, additional rent or other charges and sums, or if Tenant should default in the performance and observance of any of the tei4s, covenants and conditions contained in the Lease, Guarantor shall and will forthwith pay Base Rental, additional rent and all other charges and sums, to Landlord and any arrears thereof, and shall and will forthwith faithfully perform and fulfill all of such terms, covenants and conditions and will forthwith pay to Landlord all direct costs that may arise in consequence of any default by Tenant under the Lease, including, without limitation, reasonable attorney's fees and disbursements incurred by Landlord or caused by any such default or the enforcement of this Guaranty.

This Guaranty is an absolute and unconditional guaranty of payment (and not of collection) and of performance. The liability of Guarantor is co-extensive with that of Tenant and also joint and several and this Guaranty will be enforceable against Guarantor without the necessity of any suit or proceeding on Landlord's part of any kind or nature whatsoever against Tenant and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder will in no way be terminated, affected, diminished or impaired by reason of (a) the assertion or the failure to assert by Landlord against Tenant of any of the rights or remedies reserved by Landlord pursuant to the terms, covenants and conditions of the Lease, or (b) any non-liability of Tenant under the Lease, whether by insolvency, discharge in bankruptcy, or any other defect or defense which may now or hereafter exist in favor of Tenant.

This Guaranty is a continuing guaranty, and the liability of Guarantor hereunder will in no way be affected, modified or diminished by reason of (a) any assignment, renewal, modification, amendment or extension of the Lease, or (b) any modification or waiver of or change in any of the terms, covenants and conditions of the Lease by Landlord and Tenant, or (c) any extension of time that may be granted by Landlord to Tenant, or (d) any consent, release, indulgence or other action, inaction or omission under or in respect of the Lease, or (e) any dealings or transactions or matter or thing occurring between Landlord and Tenant, or (f) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding affecting Tenant, whether or not notice thereof is given to Guarantor. Guarantor expressly waives the right to require Landlord to take action against Tenant as provided for in Official Code of Georgia Annotated Section 10-7-24 (Michie 1981, as amended or hereafter amended).

Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or to Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid, this Guaranty will be reinstated in the amount of such repayments. Landlord will not be required to litigate or otherwise dispute its obligations to make such repayments if it in good faith believes that such obligation exists.

In the event of the rejection or disaffirmance of the Lease by Tenant or Tenant's receiver or trustee pursuant to the United States Bankruptcy Code or any other law affecting creditors' rights, Guarantor shall, and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of Tenant under or arising out of the Lease, to the same extent as if Guarantor had been originally named the Tenant under the Lease and there had been no such rejection or disaffirmance. At the request of Landlord upon or after such rejection or disaffirmance, Guarantor shall confirm such assumption in writing. Upon such assumption, Guarantor will succeed to all rights of Tenant under the Lease and will be entitled to a new lease on all of the terms and conditions of the Lease with respect to the remaining Lease Term (to the extent permitted by law). Guarantor shall execute and deliver such documents as Landlord may from time to time reasonably require to evidence such assumption and succession.

No delay on the part of Landlord in exercising any right, power or privilege under this Guaranty or failure to exercise the same will operate as a waiver of or otherwise affect any such right, power or privilege, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

No waiver or modification of any provision of this Guaranty nor any termination of this Guaranty will be effective unless in writing, signed by Landlord; nor will any such waiver be applicable except in the specific instance for which given.

All of Landlord's rights and remedies under the Lease and under this Guaranty, now or hereafter existing at law or in equity or by statute or otherwise, are intended to be distinct, separate and cumulative and no exercise or partial exercise of any such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

Guarantor agrees that whenever at any time or from time to time Guarantor makes any payment to Landlord or performs or fulfills any term, covenant or condition hereunder on account of the liability of Guarantor hereunder, Guarantor will notify Landlord in writing that such payment or performance, as the case may be, is for such purpose. No such payment or performance by Guarantor pursuant to any provision hereof will entitle Guarantor by subrogation or otherwise to the rights of Landlord to any payment by Tenant or out of the property of Tenant, except after payment of all sums or fulfillment of all covenants, terms, conditions or agreements to be paid or performed by Tenant.

Guarantor agrees that it will, at any time and from time to time, within ten (10) business days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modification). Guarantor agrees that such certificate may be relied on by anyone holding or proposing to acquire any interest in the Building (as defined in the Lease) from or through Landlord or by any mortgagee (a defined in the Lease) or prospective mortgagee or lessor of the Building or of any interest therein.

Without regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Guaranty will be governed by and construed in accordance with the internal laws of the State of Georgia. Guarantor hereby submits to the non-exclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Guaranty, and Guarantor hereby waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Guaranty.

IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty thisday of

2010.

GUARANTOR(S): SYSTEMAX INC.

Its:

By:

Attest: X
Its:

Address:

Federal Identification Number:' -

SECRETARY'S CERTIFICATE

The undersigned hereby certifies that he is the                                                                                       Secretary of Guarantor, and as

such has knowledge of the facts stated in this Certificate, that the foregoing Guaranty was executed and delivered by Guarantor pursuant to due authorization of the Board of Directors of Guarantor, and that the officers of the corporation who signed the Guaranty on behalf of the corporation were the then incumbents of the offices set forth under their respective names, and as such officers were duly authorized to execute said Guaranty on behalf of the Guarantor.

DATED this  4 1-  day of                                              , 20 .

Secreta

(CORPORATE SEAL)

EXHIBIT "1"

Schedule of Critical Dates

EXHIBIT "1"

After recording, please return to:

STATE OF GEORGIA

COUNTY OF FORSYTH

PARCEL RESTRICTION AGREEMENT

THIS PARCEL RESTRICTION AGREEMENT (this "Agreement") is made and entered into effective April , 2010, (the "Effective Date"), by and between CREC PROPERTY
HOLDINGS, LLC, a Delaware limited liability company ("CREC") and SYX DISTRIBUTION, INC. ("SYX").

WITNESSETH:

WHEREAS, CREC is the owner of the "CREC Parcel" described on Exhibit "A" attached hereto and incorporated herein by this reference ; and

WHEREAS, SYX is the "Tenant" pursuant to that certain Industrial Net Lease Agreement dated March , 2010 (the "SYX Lease") for the "Leased Premises" commonly known as 235 Hog Mountain Road, Jefferson, Georgia as such Leased Premises is more particularly described on Exhibit "B" attached hereto and incorporated herein; and

WHEREAS, CREC desires to place certain restrictive covenants on the use of the CREC Parcel for the benefit of SYX as provided herein.

NOW, THEREFORE, in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by CREC and SYX, intending to be legally bound hereby, agree as follows:

1.Definitions. The following words and terms used or referred to in this Agreement or any amendment or modification hereof shall have the following meanings:

"SYX Restricted Use" shall mean the use on any portion of the CREC Parcel for (i) the sale, installment sale, rental and/or repair of computer equipment or consumer electronics and appliances, whether powered by electricity, battery, solar power, including but not limited to, desktop or laptop computers, computer monitors, computer keyboards, computer components, music listening devices, televisions, video and photographic equipment, cell phones and telecommunications equipment, computer games, software, and DVDs, and those new and additional products created by evolving technologies related to the foregoing categories; or (ii) any of the following uses: (1) a manufacturing plant, amusement park or game parlor, billiards parlor, provided that an adult entertainment facility such as Dave & Buster's or Jillian's or a children's entertainment facility such as Chuck E. Cheese's, shall not be prohibited, nor shall any restaurant be prohibited from offering limited gaming (video or otherwise) as an incidental use; (2) automobile racing track; (3) coin-operated laundry: (4) funeral parlor; (5), off-track betting establishment, provided that any sale of state sponsored lottery games, if in accordance with state law, shall not be prohibited; (6) flea market, provided that antique shops and second-hand shops shall not be prohibited; (7) massage parlor or tattoo parlor, provided that day spas, salons, nail spas and upscale massage uses (such as Massage Heights or Massage Envy) shall not be prohibited; (8) adult book store, adult movie parlor or other sexually oriented shop, provided that a bona fide bookstore selling new or used books which may have some explicit material as an incidental offering typical to bookstores such as Barnes and Noble or Borders, shall not be prohibited; and (9) nightclub, discotheque, cocktail lounge, bar or tavern or similar type of establishments, provided that this shall not prohibit any restaurant which offers alcohol as an incidental use (not to exceed 50% of gross sales from such restaurant). Notwithstanding anything to the contrary set forth herein, the foregoing restrictions in clauses (c)(i) and (c)(ii) shall not be deemed to prohibit or restrict any drugstore such as those typically operated under the tradenames "CVS", "Walgreens" or "Rite Aid".

"Restriction Period" shall mean the period of time commencing on the date hereof and continuing until the expiration or termination of the SYX Lease unless earlier terminated as provided hereinafter.

2.             Restricted Use. CREC hereby covenants and agrees that, during the Restriction Period, no business shall be conducted on the CREC Parcel in violation of the SYX Restricted Use.

3.             Covenant to Respond by SYX. If at any time CREC provides a notice to SYX under the terms of this Agreement, requesting a response as to whether a proposed use of the CREC Parcel will violate the terms of the SYX Restricted Use, SYX will respond to CREC by a notice within twenty (20) days, indicating whether or not the use proposed by CREC will violate the SYX Restricted Use. A failure by SYX to respond to CREC within said twenty (20) day period shall be deemed for all purposes to be a (i) the consent by SYX to the use so proposed by CREC on the CREC Parcel; and (ii) an acknowledgment by SYX that the use proposed by CREC does not violate the SYX Restricted Use.

4.             No Build Area. CREC hereby covenants and agrees that it will not construct any improvements during the Restriction Period in the area described on Exhibit "C" attached hereto and incorporated herein (the "No Build Area"), except that CREC may construct and place within the No Build Area ground-level parking lots or parking or driveway areas; monument and directional signage (not to exceed thirty (30') inches in height without Tenant's reasonable approval); site lighting, and utilities (all in accordance with applicable Jackson County codes); and landscaping. Tenant shall have the right to conduct all landscaping activities in the No-Build Area.

5.            View Corridor. CREC hereby covenants and agrees during the Restriction Period that it will not construct or permit to be constructed any improvements or structures in the area labeled as "View Corridor" as shown on Exhibit "D", attached hereto and by this reference incorporated herein, that will block the view from Interstate 85 of any identification sign on Syx's building.

6.            Covenant Running with the Land; Successors and Assigns. CREC and SYX hereby agree that the covenants set forth in this Agreement shall be deemed to be covenants running with the title to the CREC Parcel, which covenants shall remain in full force and effect and be binding upon the CREC Parcel owner and its successors-in-title and which shall inure to the benefit of SYX and their successors-in-interest during the Restriction Period.

7.            Constructive Notice and Acceptance. Every person or entity which now has or hereafter acquires any right, title, estate or interest in or to the CREC Parcel is and shall conclusively be deemed to have consented and agreed to and be bound by the covenants and agreements contained, whether or not any reference to this Agreement is contained in the instrument by which such person or entity acquires its interest.

8.            Enforcement. The covenant set forth in this Agreement is made solely for the benefit of SYX, and shall not be enforceable by any party other than SYX. SYX shall have the right to grant waivers or variances on a case by case basis, but no such waiver or variance shall be effective unless the same shall be in writing and signed by SYX. Any failure to enforce any covenants contained herein shall in no event be deemed to be a waiver of the right to do so thereafter.

9.            Amendments. This Agreement may be modified or amended only by the recordation with the Clerk of the Superior Court, Jackson County, Georgia, of a written instrument setting forth such modification or amendment and executed by the owner of the CREC Parcel and SYX.

10. Notices. Unless otherwise specified in this Agreement, all notices, requests or other communications that any party may desire or be required to give hereunder shall be in writing and shall be given by hand, or by depositing the same in the United States mail, first class postage prepaid, certified mail, return receipt requested, or by a recognized overnight courier service providing confirmation of delivery, and addressed as follows:

If to CREC:	CREC Property Holdings, LLC

191 Peachtree Street
Suite 3600
Atlanta, Georgia 30303-1740 Attn: Corporate Secretary

If to SYX: SYX Distribution, Inc.
11 Harbor Park Drive
Port Washington, NY 11050 Attn:

or such other address as either party may from time to time specify in writing to the other. All notices given pursuant to this Paragraph 10 shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee, or (ii) if delivered by the United States mail or by overnight courier on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or courier service confirms that acceptance of delivery was refused by the addressee).

11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law and shall be limited to the extent necessary to render this Agreement valid and enforceable. If any term, provision, covenant or agreement contained herein or the application thereof to any person or circumstance shall be held to be invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Agreement or the application of such term, provision, covenant or agreement to persons or circumstances other than those to which it is held invalid or unenforceable. Exhibit "A", Exhibit "B", Exhibit "C" and Exhibit "D" are hereby incorporated into this Agreement and made a part hereof by reference thereto.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

"CREC"

Signed, sealed and delivered in the presence of:

Witness

Notary Public

CREC PROPERTY HOLDINGS, LLC, a Delaware limited liability company

By:           Cousins Real Estate Corporation, a Georgia

corporation, its sole member

By:
Its:

My commission expires: [CORPORATE E SEAL]

[NOTARY SEAL]

"SYX"

Signed, sealed and delivered in the presence of:

Witness

SYX DISTRIBUTION, INC., a

 corporation

By:
Its:
Notary Public

My commission expires:                                                                                                         [CORPORATE SEAL]

[NOTARY SEAL]

Exhibit "A" CREC Parcel

Exhibit "B"

Leased Premises

2162575v4

Exhibit "B"

Exhibit "C" No Build Area

[Missing Graphic Reference]
Exhibit "D"
View Corridor
2162575v4